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Exhibit 10(D)(1)(a)                                                  Page 1 of 8


                                    EXHIBIT A

                               SERVOTRONICS, INC.

                        2000 EMPLOYEES STOCK OPTION PLAN

         1. Purpose

              The purpose of the Servotronics, Inc 2000 Employees Stock Option Plan ("Plan") is to encourage ownership of the stock of Servotronics, Inc. (the "Company") by officers and other key employees of the Company and, by doing so, to increase the incentive for such employees to put forth maximum effort for the success of the Company's business. The Plan is intended to enhance the Company's ability to attract and retain highly qualified persons for the successful conduct of its business.

         2. Definitions

              As used in this Plan:

              a. "Common Stock" means the common stock, $.20 par value, of the Company.

              b. "Key Employees" means officers and other key employees of the Company.

              c. "Fair Market Value" of a share of Common Stock on any date means the average of the highest and lowest quoted sales prices of a share of Common Stock if the Company's stock is listed on an exchange or the average between the bid and the asked price for that date if the shares are traded over-the-counter (or, if no such shares were publicly traded on that date, the next preceding date that such shares were so traded), all as published in The Wall Street Journal or in any other publication selected by the Committee; provided, however, that if shares of Common Stock shall not have been publicly traded for more than ten days immediately preceding such date, then the Fair Market value of a share of Common Stock shall be determined by the Committee in such manner as it may deem appropriate.
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Exhibit 10(D)(1)(a)                                                  Page 2 of 8


              d. "Option" means an option granted pursuant to the Plan to purchase shares of Common Stock and may refer to either an incentive stock option as defined in Section 422A of the Internal Revenue Code of 1954, as amended ("Code"), or a non-qualified stock option, that is, a stock option that is not an incentive stock option.

              e. "Committee" means a Committee of the Board of Directors of the Company or such other committee of the Board that the Board has appointed to administer the Plan. Members of the Committee shall be disinterested persons as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934.

         3. Administration

         The Plan shall be administered by the Committee. The Committee shall have all the powers vested in it by the terms of the Plan. The Committee shall be authorized to interpret the Plan and the Options granted under the Plan, to establish, amend, and rescind rules and regulations relating to the Plan, and to make any determinations it believes necessary or advisable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option in the manner and to the extent the Committee deems desirable. Any decision of the Committee in the administration of the Plan shall be in its sole discretion and conclusive. The Committee may act only by a majority of its members in office, except that the members of the Committee may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee.

         4. Shares Available

              A total of 110,000 shares of Common Stock of the Company shall be available for grant under the Plan. The aggregate number of shares that may be purchased pursuant to Option shall not exceed the available number of shares. Upon the expiration or termination in whole or part of any unexercised Option, the shares of Common Stock subject to such Option shall again be available for grant under the Plan.
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Exhibit 10(D)(1)(a)                                                  Page 3 of 8


         5. Grant of Options

              a. The Company may grant Options to Key Employees to purchase shares of Common Stock under the Plan.

              b. The Committee shall select the Key Employees to whom Options are to be granted and shall determine when Options are to be granted and the number of shares to be subject to each option. No incentive stock option shall be granted to any employee who, at the time the incentive stock option would be granted, owns stock possessing more than 10 percent of the combined voting power of all classes of stock of the Company.

         6. Terms of Options Granted to Key Employees

              Each Option granted to a Key Employee under the Plan shall be evidenced by a written stock option agreement executed by the Company and the holder of the Option, in such form and upon such terms and conditions as the Committee shall determine and as are consistent with the provisions of the Plan, including the following:

              a. The purchase price of each share of Common Stock subject to an Option shall not be less than the Fair Market value of a share of Common Stock on the date the option is granted.

              b. An Option may be exercised in whole or in part from time to time during such periods as the Option shall specify, provided that no Option shall be exercisable within one year after, or more than ten years after, the date of the grant of the Option.

              c. An Option may require that the Optionee represent at the time of each exercise of the Option that the shares purchased are being acquired for investment and not-with a view to distribution.

              d. The purchase price of the shares with respect to which an Option is exercised shall be payable in full on the date the Option is exercised, in cash or, to the
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Exhibit 10(D)(1)(a)                                                  Page 4 of 8


extent authorized by the Committee at the time the Option is granted, in shares of Common Stock or in a combination of cash and such shares. The value of a share of Common Stock delivered in payment of the purchase price shall be its Fair Market Value on the date the Option is exercised.

              e. An Option shall not be assignable or transferable by the Employee to whom granted except by will or the laws of descent and distribution and shall be exercisable, during the employee's lifetime, only by him.

              f. An Option may require that the Optionee sell back to the Company any shares acquired pursuant to the exercise of the Option upon the termination of the Optionee's employment with the Company at the then Fair Market Value of the share; as determined by the Committee, if such shares have not been registered under applicable securities laws or if there is no public market for such shares of the Company's Common Stock.

              g. The Committee shall specify the right of each optionee to exercise his Option to purchase the number of shares.

              h. Each agreement relating to an Option granted to a Key Employee shall state the extent to which such Option is intended to be either an incentive stock option or a non-qualified stock option.

              i. Any Option that has not already expired, shall expire upon the termination of the optionee's employment with the Company, whether by death or otherwise, and no shares of Common Stock may thereafter be purchased pursuant to such Option, except that:

                  (1) An optionee may, within three months after the date of the termination of his employment, purchase any shares of Common Stock that the optionee was entitled to purchase under an Option on the date of the termination of his employment. If the optionee is disabled (within the meaning of Section 422A(c)(9) of
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Exhibit 10(D)(1)(a)                                                  Page 5 of 8


the Code) upon the termination of his employment, the three-month period provided in this paragraph shall be extended to twelve months.

                  (2) Upon the death of any optionee while employed with the Company or within the three-month period referred to in Section 6(g)(i) above (twelve months, in the case of a disabled optionee), the optionee's estate or the person to whom such optionee's rights under the Option are transferred by will or the laws of descent and distribution may, within one year after the date of the optionee's death, purchase any shares of Common Stock that the optionee was entitled to purchase under an Option on the date of his death.

              Nothing in this subsection shall authorize the exercise of an Option after the expiration of the exercise period provided in the Option, nor later than ten years after the date of the grant of the Option.

         7. Additional Terms of Incentive Stock Option

              Each incentive stock option granted under the Plan shall be subject to the following terms and conditions in addition to the terms and conditions described in Section 6 above:

              If an optionee disposes of shares acquired pursuant to the exercise of an incentive stock option in a disqualifying disposition within the time periods identified in Section 422(a)(1) of the Code, the optionee shall be required to notify the Company of such disposition and provide the Company with information as to the date of disposition, sales price, and number of shares involved, and with any other information about such disposition that the Company may reasonably request.

         8. Adjustment of Shares Available

              If there is any change in the number of outstanding shares of Common Stock of the Company through the declaration of stock dividends or through stock splits, then the number of shares available for Options and of shares subject to any Option and the purchase prices of any shares subject to any Option shall be
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Exhibit 10(D)(1)(a)                                                  Page 6 of 8


automatically adjusted. If there is any change in the number of outstanding shares of Common Stock of the Company through any change in the capital account of the Company or through any other transaction referred to in section 425(a) of the Internal Revenue Code, then the, number of shares available for Options and of shares subject to any Option and the purchase price of any share subject to any Option shall be appropriately adjusted by the Committee, except to the extent the Committee takes other action pursuant to the following paragraph.

              Notwithstanding the provision of any other Section of this Plan, if the Company shall not be the surviving corporation in any merger or consolidation, or if the Company is to sell all or substantially all of its assets, or if the ownership of more than 25 percent of the outstanding shares of Common Stock shall change as the result of a concerted action by one or more persons or corporations or if an attempt is so made to effect such a change of ownership, or if the Company is to be dissolved and liquidated (each such event shall be referred to in this paragraph as a "Corporate Change"), then the Committee in its sole discretion may (i) accelerate the time at which Options then outstanding may be exercised so that such Options may be exercised in full on or before a date fixed by the Committee, (ii) provide for the purchases of each Option then outstanding for an amount of cash equal to the excess of the Fair Market Value of the shares subject to such Option (which in the event of a change in the ownership of more than 25 percent of the outstanding shares of Common Stock shall not be less than the amount of cash and the fair market value of other consideration tendered for such outstanding shares) over the aggregate purchase price of the shares subject to the Option, (iii) make such adjustments to Options then outstanding as the Committee finds appropriate to reflect such Corporate Change, or (iv) cause any surviving corporation in such Corporate Change to assume Options then outstanding or substitute new options for such outstanding Options.
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Exhibit 10(D)(1)(a)                                                  Page 7 of 8



         9. Amendment

              The Board of Directors of the Company may amend the Plan in any respect, provided, however, no amendment of the Plan shall adversely affect any right of any holder of an option already granted without such optionee's written consent.

         10. Termination of Plan

              The Board of Directors may terminate the Plan at any time with respect to any shares of Common Stock that are not then subject to Options. Unless terminated earlier by the Board of Directors, the Plan shall terminate on July 6, 2010.

         11. No Right to Continued Employment

              Nothing in the Plan or in any Option granted pursuant to the Plan shall confer upon any employee the right to continue in the employ of the Company or restrict the right of the Company to terminate the employment of any employee.

         12. Rights as Stockholder

              No person shall have the rights of a stockholder with respect to shares of Common Stock subject to an Option until the date of issuance, if any, of a stock certificate pursuant to the exercise of an Option.

         13. Regulatory Approvals and Listing

              The Company shall not be required to issue any certificate or certificates for shares of Common Stock upon the exercise of an option prior to
(a) the obtaining of any approval from any government agency that the Company shall, in its sole discretion, determine to be necessary or advisable, (b) the admission of such shares to listing on any stock exchange on which the Common Stock may then be listed, and (c) the completion of any registration or other qualification of such shares under any state or Federal law or rulings or regulations of any governmental body that the Company shall, in its sole discretion, determine to be necessary or advisable.
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Exhibit 10(D)(1)(a)                                                  Page 8 of 8



         14. Construction

              The Plan shall be construed in accordance with the law of the State of Delaware. With respect to any Option; granted under the Plan that are intended to qualify as incentive stock options as defined in Section 422A of the Code, the terms of the Plan and of each incentive stock option granted pursuant to the Plan shall be construed to effectuate such intention. The Committee shall have the power to amend the Plan to conform with Section 422A of the Code or of any new revenue laws of the United States that accord similar tax treatment to stock option plans.

         15. Satisfaction of Tax Liabilities

              Notwithstanding any other provision of this Plan, the Company shall not be required to issue any certificate for shares of Common Stock upon the exercise of an option unless any Federal, state, or local tax withholding obligation incurred by the Company in connection with the exercise of the Option has been provided for by the optionee through the delivery of a sufficient amount of cash to the Company or through the retention of shares of Common Stock otherwise issuable on the exercise of the Option or the delivery of Common Stock to the Company by the optionee, under such terms as the Committee finds appropriate.